                                                                               .
                                                                               .
                                                                               .
Exhibit 3.3



           PrimaCom AG (,,die Gesellschaft'')                             PrimaCom AG ("the Company")
           ---------------------------------                             ---------------------------


         GESCHAEFTSORDNUNG FUER DEN AUFSICHTSRAT                  RULES OF PROCEDURE FOR SUPERVISORY BOARD

--------------------------------------------------------   -------------------------------------------------------
o    [festgestellt durch Aufsichtsratsbeschlussvom         o    [approved by Supervisory Board resolution of
     20. November 1998; geaendert am 2. Februar, 6.             November 20, 1998; amended on February 2nd, May
     Mai, 19. August, 16. November 1999 und 24.                 6th, August 19th, November16th , 1999 and
     September 2001, neu gefasst durch                          September 24th,, 2001; revised by resolution of
     Aufsichtsratsbeschlussvom 10. Dezember 2002]               the Supervisory Board of December 10th, 2002]
--------------------------------------------------------   -------------------------------------------------------

                       SECTION 1                                                 SECTION 1
                      ALLGEMEINES                                                 GENERAL

1.   Der Aufsichtsrat hat bei der Wahrnehmung              1.   The Supervisory Board shall in performance
     seiner Aufgaben vertrauensvoll mit den uebrigen            of its responsibilities co-operate with the
     Organen der Gesellschaft zum Wohle des                     other institutions of the Company. Its members
     Unternehmens zusammenzuarbeiten. Seine Mitglieder          have the same rights and obligations. They are
     haben gleiche Rechte und Pflichten. An Auftraege           not bound by assignments and instructions.
     und Weisungen sind sie nicht gebunden.

2.   Die Mitglieder des Aufsichtsrats haben - auch         2.   The members of the Supervisory Board shall -
     nach dem Ausscheiden aus dem Amt - ueber                   also after their departure from office - not
     vertrauliche Angaben und Geheimnisse der                   reveal confidential information and secrets of
     Gesellschaft, namentlich Betriebs- und                     the Company, in particular business and
     Geschaeftsgeheimnisse, die ihnen durch ihre                operating secrets, of which they learned through
     Taetigkeit im Aufsichtsrat bekanntwerden,                  their activities on the Supervisory Board. In
     Stillschweigen zu bewahren. Will ein Mitglied des          the event a member of the Supervisory Board
     Aufsichtsrats Informationen an Dritte                      wishes to pass information, which may be secret
     weitergeben, von denen nicht mit Sicherheit                or confidential, he is obligated to inform the
     auszuschliessen ist, dass sie vertraulich sind             Chairman of the Supervisory Board and to give
     oder Geheimnisse der Gesellschaft betreffen, so            him an opportunity to take issue.
     ist er verpflichtet, den Vorsitzenden des
     Aufsichtsrats vorher zu unterrichten und ihm
     Gelegenheit zur Stellungnahme zu geben.

3.   Jedes Aufsichtsratsmitglied legt                      3.   All Supervisory Board members shall disclose
     Interessenkonflikte, insbesondere solche, die auf          conflicts of interest to the Supervisory Board,
     Grund einer Beratung oder Organfunktion bei                particularly those resulting from advisory or
     Kunden, Lieferanten, Kreditgebern, Aktionaeren             directorship functions with clients,
     oder sonstigen Geschaeftspartnern entstehen                contractors, lenders, shareholders or other
     koennen, dem Aufsichtsrat gegenueber offen.                business associates. Material and not only
     Wesentliche und nicht nur voruebergehende                  temporary conflicts of interest in the person of
     Interessenkonflikte in der Person eines                    a Supervisory Board member shall result in the
     Aufsichtsratsmitglieds fuehren zur Beendigung des          termination of the mandate.
     Mandats.


4.   Soweit nicht der Zusammenhang etwas anderes           4.   Save where the context requires otherwise,
     erfordert, haben die als definierte Begriffe in            words and expressions used as defined terms in
     diesem Dokument verwendeten Woerter und Ausdruecke         this document shall have the same meaning as
     die in dem als Anlage beigefuegten Abschnitt 1 der         defined in Clause 1 of the Shareholders'
     Gesellschaftervereinbarung II (Nach der                    Agreement II (Post-Conversion) of November 1998,
     Umwandlung) vom November 1998 definierte                   attached as Attachment.
     Bedeutung.


                       SECTION 2                                                 SECTION 2
                       SITZUNGEN                                                  MEETINGS
1.   Der Aufsichtsrat haelt seine Sitzungen unter          1.   The Supervisory Board shall, unless
     Beruecksichtigung der Vorschriften dieser                  otherwise agreed by all ist members, meet in
     Geschaeftsordnung, soweit seine Mitglieder sich            Germany as required and in any event not less
     nicht abweichend einigen, in Deutschland und zwar          than once in every 3 months in accordance with
     auf jeden Fall alle drei Monate ab. Sitzungen              and subject to the provisions set out in these
     werden auch einberufen, wenn dies von zwei                 Rules. Meetings shall also be called if so
     Mitgliedern oder dem Vorstand unter Angabe von             requested with a statement of purpose and
     Gruenden erbeten wird.                                     reasons by tow of its members or by the
                                                                Management Board.

2.   Sofern die Mitglieder nicht darauf                    2.   Unless waived by all Members, not less than
     verzichten, mussjedes Mitglied mit einer Frist             14 clear days' notice of all meetings of the
     von vierzehn Tagen (der Tag der Absendung der              Supervisory Board shall be given to each Member
     Einladung und des Empfangs zaehlen nicht in die            and shall be accompanied by an agenda of the
     Frist) unter Beifuegung der Tagesordnung mit allen         business to be transacted at such meeting
     vorzulegenden Unterlagen zu Sitzungen geladen              together with all papers to be circulated or
     werden. Sofern die Mitglieder nicht darauf                 presented to the same. Unless waived by all
     verzichten, werden keine Gegenstaende im                   Members, no business shall be discussed at a
     Aufsichtsrat besprochen, die nicht in der                  Supervisory Board meeting unless such business
     Tagesordnung enthalten sind.                               was included in the said agenda.

--------------------------------------------------------   -------------------------------------------------------
o    geaendert durch Aufsichtsratsbeschlussvom 02.         o    amended by Supervisory Board resolution of
     Februar 1999                                               Feb 2nd, 1999



--------------------------------------------------------   -------------------------------------------------------
Tagesordnung, Protokolle und Beschluesse des                   The agenda, minutes and resolutions of the
Aufsichtsrates werden in deutscher und in englischer           Supervisory Board shall be written in both a German
Sprache verfasst. Ebenso sind von                              and an English language version. In general, all
Aufsichtsratsmitgliedern zu unterzeichnende Dokumente          documents submitted to the Supervisory Board for
grundsaetzlich in deutscher und englischer Sprache             signature shall also be in both a German and an
vorzulegen. Soweit eine Uebersetzung wegen des Umfangs         English language version. In case a translation would
des Dokuments unverhaltnismassigen Aufwand bedeuten            constitute an undue hardship for the company, English
wuerde, wird fuer englische Dokumente ein                      documents will be accompanied by a "management
,,Management-Summary'' in deutscher Sprache beigefuegt.        summary" in German. The same applies to other
Gleiches gilt fuer sonstige Dokumente auf                      documents on a case by case basis if so requested
ausdruecklichen Wunsch aus dem Aufsichtsrat im                 explicitly by a member of the Supervisory Board.
Einzelfall.
--------------------------------------------------------   -------------------------------------------------------


     Innerhalb von nicht mehr als zehn Tagen nach              Within no more than 10 days after each such
     jeder Sitzung wird jedem Mitglied eine                    meeting, a copy of the minutes of that meeting
     Protokollabschrift der Sitzung zugestellt, die            shall be delivered to each Member which shall
     bei der naechsten Sitzung des Aufsichtsrats zur           be tabled for approval at the next meeting of
     Genehmigung vorgelegt wird.                               the supervisory Board.

3.   Bei Verhinderung des Vorsitzenden wird er vom         3.  In case of an absence of the Chairman he
     aeltesten anwesenden Stellvertretenden                    will be represented by the oldest Vice Chairman
     Vorsitzenden vertreten.                                   present.


                       SECTION 3                                                 SECTION 3
                    BESCHLUSSFASSUNG                                            RESOLUTIONS

1.   In Sitzungen des Aufsichtsrates oder eines            1.   No meeting of the Supervisory Board or of
     seiner Komitees koennen Gegenstaende nur dann              any committee thereof may proceed to business
     eroertert werden, wenn zu Beginn und waehrend der          nor transact any business unless a quorum is
     Dauer der Sitzung ein Quorum vorhanden ist. Ein            present at the start of and throughout such
     Quorum des Aufsichtsrats besteht aus wenigstens            meeting. For these purposes, a quorum of the
     sechs Mitgliedern, die entweder persoenlich                Supervisory Board shall be at least six (6)
     anwesend sind oder ihre Stimmen schriftlich                Members, present in person or through votes in
     abgeben. Sollte ein Quorum der Mitglieder zu               writing. In the event that a quorum of the
     Beginn und waehrend einer ordnungsgemass                   members is not so present at the start of and
     einberufenen Sitzung des Aufsichtsrates oder               throughout a duly convened Supervisory Board or
     eines seiner Komitees nicht vorhanden sein, wird           committee meeting, that meeting shall be
     der Vorsitzende den Zeitpunkt der Sitzung auf die          adjourned by the Chairman from the date of such
     gleiche Zeit und den gleichen Ort am gleichen Tag          meeting to the same time and place on the same
     in der naechsten Woche vertagen                            day in the next week ("the Adjournment Date")
     (,,Vertagungsdatum''), vorausgesetzt, dieser Tag           provided that such day is a Business Day,
     ist ein Arbeitstag. Sollte dies nicht der Fall             failing which the meeting shall be adjourned to
     sein, wird die Sitzung auf den naechsten Tag               the next day following the Adjournment Date
     festgelegt, der dem Vertagungsdatum als                    which is a Business Day and a quorum at such
     Arbeitstag folgt. Das Quorum einer solchen                 adjourned meeting shall consist of such Members
     vertagten Sitzung besteht aus den dann anwesenden          as are present provided that 3 days' notice of
     Mitgliedern unter der Voraussetzung, dass allen            the meeting has been given to all the Members
     Mitgliedern eine Ladungsfrist fuer die Sitzung von         and that such notice shall have included a
     drei Tagen gegeben wurde, und dass diese                   statement to the effect that those Members
     Einladung darauf hinweist, dass die am                     present at such adjourned meeting would
     Sitzungstag anwesenden Mitglieder ein Quorum               constitute a quorum.
     konstituieren.

2.   Alle Beschluesse des Aufsichtsrats muessen            2.   All resolutions of the Supervisory Board
     durch Abstimmung mit einfacher Mehrheit aller              must be passed by a simple majority vote of all
     Mitglieder, die entweder persoenlich anwesend sind         Members who are present at a quorate meeting of
     oder ueber Telefon teilnehmen oder schriftlich             the Supervisory Board in person or attending by
     abstimmen, gefasst werden und, falls Mitglieder            telephone or with a written vote or, where any
     sich enthalten, sofern keine Stimmen gegen den             Member or Members abstain from voting, where
     Beschlussabgegeben werden, sofern nicht wegen              there are no votes against such resolution,
     Section 8 (2) der Satzung der Gesellschaft eine            unless a higher majority is required in
     qualifizierte Mehrheit zur Beschlussfassung                accordance with Section 8 (2) of the Articles of
     erforderlich ist. Zur Vermeidung von Zweifeln              Association of the Company. For the avoidance of
     wird festgelegt, dass die Nichtteilnahme an einer          doubt, non-attendance at a meeting does not
     Sitzung nicht gleichbedeutend ist mit einer                constitute a vote against a resolution.
     Stimmabgabe gegen den Beschluss.

3.   Mitglieder koennen an Sitzungen des                   3.   Members may also participate in Supervisory
     Aufsichtsrats oder eines Komitees auch im Wege             Board meetings or committee meetings by means of
     einer Telefonkonferenz oder durch andere                   conference telephone or any other communication
     Kommunikationsmethoden teilnehmen, sofern alle             equipment through which all those participating
     Teilnehmer sich waehrend der Sitzung hoeren koennen        can hear each other throughout and shall be
     und sie gelten bei jeder Sitzung, an der sie in            deemed present in person at any meeting in which
     dieser Weise teilnehmen, als persoenlich anwesend.         they participate in this manner.

4.   Selbst wenn keine Sitzung des Aufsichtsrates          4.   Notwithstanding that no meeting of the
     abgehalten wird, kann eine Beschlussfassung des            Supervisory Board is held, a resolution of the
     Aufsichtsrates ordnungsgemasserfolgen, wenn der            Supervisory Board may be deemed validly passed
     Text der Beschlussvorlage von jedem Mitglied (in           if the text of the resolution has been signed
     Person oder durch Telekopie) unterzeichnet oder            (in person or by facsimile) or approved (by
     (durch Telex oder Telekopie) genehmigt wird.               telex or facsimile) by each Member. Such
     Diese Beschlussvorlage wird jedem Mitglied                 resolution shall be sent to each Member and
     uebersandt und setzt voraus, dass die Antwort              shall require a response within a period
     innerhalb der in der Beschlussvorlage vorgesehenen         specified in the notice of such resolution,
     Frist erfolgt, die erst fuenfzehn Tage nach dem            being not less than 15 days after its date of
     Datum des Versands ablaufen darf. Die                      dispatch and no resolution shall take effect
     Beschlussfassung wird erst mit Ablauf dieser Frist         until the expiry of such period unless each
     wirksam, es sei denn, dass alle Mitglieder des             member of the Supervisory Board has waived this
     Aufsichtsrates auf dieses Erfordernis verzichtet           requirement. A Member who does not reply to such
     haben. Ein Mitglied, das innerhalb der gesetzten           resolution within the period specified shall be
     Frist keine Antwort auf die Beschlussvorlage gibt,         deemed to have voted for such resolution,
     wird so behandelt, als haette es fuer die                  provided written votes were received from at
     Beschlussvorlage gestimmt, wenn von mindestens 6           least 6 Members.
     Mitgliedern unterzeichnete Beschlussvorlagen
     eingegangen sind.

5.   Der Vorsitzende ist berechtigt, den                   5.   The Chairman is authorized to represent the
     Aufsichtsrat zu vertreten und seine Beschluesse in         Supervisory Board and enforce its resolutions in
     allen Rechtsangelegenheiten innerhalb der                  all legal matters within and outside the Company.
     Gesellschaft oder fuer diese gegenueber Dritten
     durchzusetzen.
                       SECTION 4                                                 SECTION 4
     NIEDERSCHRIFTEN UEBER SITZUNGEN UND BESCHLUESSE               PROTOCOLS ON MEETINGS AND RESOLUTIONS

1.   Ueber die Sitzungen des Aufsichtsrats ist eine        1.   A protocol shall be established on all
     Niederschrift anzufertigen, die der Vorsitzende            Meetings of the Supervisory Board which must be
     zu unterzeichnen hat. In der Niederschrift sind            signed by the Chairman. The protocol shall list
     der Ort und der Tag der Sitzung, die Teilnehmer,           place and date of the meeting, the participants,
     die Gegenstaende der Tagesordnung, der wesentliche         the matters on the agenda, the substance of the
     Inhalt der Verhandlungen und die Beschluesse des           deliberations and the resolutions of the
     Aufsichtsrats anzugeben. Die Niederschrift ist             Supervisory Board. The protocol shall be sent to
     jedem Aufsichtsratsmitglied unverzueglich in               each member of the Supervisory Board without
     Abschrift zu uebersenden.                                  delay.

2.   Die Niederschrift nach Absatz 1 gilt als              2.   The protocol according to subsection 1 shall
     genehmigt, wenn kein Mitglied des Aufsichtsrats,           be deemed approved if no member objects within a
     das an der Beschlussfassung teilgenommen hat,              fortnight of receipt thereof in writing.
     innerhalb von 14 Tagen nach Erhalt schriftlich
     widersprochen hat.


3.   Die vom Aufsichtsrat gefassten Beschluesse            3.   The resolutions adopted by the Supervisory
     koennen in der Sitzung im Wortlaut protokolliert,          Board in a meeting can be protocolled verbatim,
     vom Vorsitzenden unterzeichnet und in die                  signed by the Chairman and become part of the
     Sitzungsniederschrift uebernommen werden. Soweit           protocol. To the extent that resolutions are
     Beschluesse in der Sitzung protokolliert worden            protocolled in a meeting in this way, any
     sind, ist ein Widerspruch gegen die Niederschrift          objection is only possible during the meeting.
     nur in der Sitzung moeglich.



                       SECTION 5                                                 SECTION 5
                      AUSSCHUESSE                                                COMMITTEES
--------------------------------------------------------   -------------------------------------------------------
o    Absaetze 1 und 2 geaendert durch                      o    Subsections 1 and 2 amended by Supervisory
     Aufsichtsratsbeschluss vom 16. November 1999               Board resolution of November 16th, 1999

--------------------------------------------------------   -------------------------------------------------------


1.   Der Aufsichtsrat kann seine Zustaendigkeiten           1.   The Supervisory Board may delegate any of
     auf einen oder mehrere Ausschuesse delegieren,              its powers to a committee or committees
     deren Mitglieder vom Aufsichtsrat festgelegt                consisting of such members or member of its body
     werden. Jeder auf diese Weise gebildete Ausschuss           as it thinks fit. Any committee so formed shall,
     wird in der Ausuebung der auf ihn delegierten               in the exercise of the powers so delegated,
     Aufgaben die Vorgaben beruecksichtigen, die vom             conform to any regulations that may be imposed
     Aufsichtsrat mit Mehrheit bestimmt werden. Die              on them by majority vote of the Supervisory
     Ausschuesse koennen sich, soweit dies nicht bereits         Board. The committees can issue their own rules
     der gesamte Aufsichtsrat getan hat, im Rahmen von           of procedure according to the statutes, articles
     Gesetz, Satzung und Geschaeftsordnung des                   of association and Supervisory Board's rules of
     Aufsichtsrats, eine eigene Geschaeftsordnung                procedure. If the Supervisory Board so
     geben. Wenn der Aufsichtsrat dies beschliesst oder          authorizes or requests, auditors, consultants,
     fordert, ist es Wirtschaftspruefern, Beratern und           advisers and employees shall be permitted to
     Angestellten erlaubt, an Sitzungen des                      attend and speak at meetings of the Supervisory
     Aufsichtsrats teilzunehmen und das Wort zu                  Board but not to vote.
     ergreifen, jedoch nicht an Abstimmungen
     teilzunehmen.

2.   Der Aufsichtsrat bestellt hiermit gemaess              2.   The Supervisory Board shall by resolution in
     Paragraph 3 unter Ausfuehrung dieser                        accordance with Section 3 establish forthwith
     Geschaeftsordnung einen Ausschuss fuer Investition          following the execution of these Rules of
     und Strategie, einen Verguetungsausschuss und einen         Procedure an Committee for Investment & Strategy
     Pruefungsausschuss, die aus Mitgliedern des                 and an Audit Committee, which shall consist of
     Aufsichtsrates bestehen und von mindestens einem            Members of the Supervisory Board, proposed by at
     Mitglied des Aufsichtsrats vorgeschlagen und mit            least one Member of the Supervisory Board and
     einfacher Stimmenmehrheit der anwesenden                    elected by a simple majority of votes of
     Aufsichtsratsmitglieder gewaehlt werden. Dabei hat          Supervisory Board members attending the meeting.
     der Pruefungsausschusses aus solchen unabhaengigen          The audit committee has to consist of
     Mitgliedern des Aufsichtsrates zu bestehen, die             independent members of the Supervisory Board
     nicht direkt bei der Gesellschaft oder ihren                that are not employed with the company or its
     Tochtergesellschaften beschaeftigt sind und die             subsidiaries. The Supervisory Board shall be
     nach der Ueberzeugung des Aufsichtsrates in keinem          confident that those audit committee members'
     Verhaeltnis zu der Gesellschaft stehen, das ihre            relationship to the company will not affect
     unabhangige Meinungsbildung bei der Erfuellung der          their ability to form an independent opinion and
     Pflichten eines Mitgliedes des Aufsichtsrates               thus comply with the duties of a Supervisory
     beeintraechtigen koennte. Die Funktionen der                Board member. The tasks of the committee shall
     Ausschuesse sind die folgenden:                             be as follows:


(i)           Die Aufgabe des Investitionsausschusses           (i)     The task of the Investment Committee
              besteht darin, Angelegenheiten, die ihm                   shall be to consider and evaluate
              vom Management der Gesellschaft in                        matters submitted by the management of
              Uebereinstimmung mit der Geschaeftsordnung                the Company as required by the Standing
              des Vorstandes vorgelegt werden, wie der                  Orders for Management Board, such as
              Investitions- und Finanzplan der                          investment and financing plans by the
              Gesellschaft oder einer                                   Company or any of its subsidiaries,
              Tochtergesellschaft, die Veraeusserung von                disposition of assets or shares by the
              Wirtschaftsguetern oder Aktien durch die                  Company or any of its subsidiaries,
              Gesellschaft oder eine                                    increases in capital, mergers and
              Tochtergesellschaft, jede                                 transactions between the Company or any
              Kapitalerhoehung und Verschmelzung und                    of its subsidiaries and any of their
              jede Transaktion zwischen der                             affiliates (other than transactions
              Gesellschaft oder einer                                   among the Company and its wholly owned
              Tochtergesellschaft und jeder dritten                     subsidiaries), all as proposed by
              Gesellschaft (mit Ausnahme von                            management of the Company, and to make
              Transaktionen zwischen der Gesellschaft                   recommendations to the Supervisory Board;
              und deren 100 %igen
              Tochtergesellschaften) die vom
              Management der Gesellschaft
              vorgeschlagen werden, zu pruefen und zu
              bewerten und gegenueber dem Aufsichtsrat
              Empfehlungen auszusprechen;

--------------------------------------------------------   -------------------------------------------------------
o  geaendert durch Aufsichtsratsbeschluss vom 24.               o      amended by Supervisory Board resolution of
   September 2001:                                                     September 24, 2001:
   ,,Der Investitionsausschuss hat die Funktion eines                  "The Investment Committee have the function of a
   Strategie-, Planungs- und Investmentkomitees.''                     strategic, planning and investment committee"

--------------------------------------------------------   -------------------------------------------------------

(ii)          Die Aufgabe des Verguetungsausschusses besteht    (ii)    The task of the Compensation Committee
              darin, das an die Mitglieder des                          shall be to consider and evaluate the
              Vorstands zu leistende Entgelt und                        compensation payable to Members of the
              vorgeschlagene Optionsplaene fuer                         Management Board and any proposed stock
              Angestellte / oder Organmitglieder zu                     option plans for employees and / or
              pruefen und zu bewerten und dem                           executives and make recommendations to
              Aufsichtsrat Vorschlaege zu unterbreiten;                 the Supervisory Board;

(iii)         Die Aufgabe des Pruefungsausschusses besteht      (iii)   The task of the Audit Committee shall be to
              darin, die Bilanzen und                                   consider and evaluate the financial
              Bilanzierungsgrundsaetze der Gesellschaft                 statements and accounting policies of
              zu pruefen und zu bewerten und dem                        the Company and to make recommendations
              Aufsichtsrat Vorschlaege zu unterbreiten,                 to the Supervisory Board, to undertake
              solche Ueberprufungen der Finanzsituation                 such investigations of the Company's
              der Gesellschaft, ihrer betrieblichen                     financial condition, operations,
              Vorgaenge, Finanzkontrollen und                           financial controls and reporting
              Gerichtsverfahren durchzufuehren, die sie                 procedures as they deem necessary and to
              fuer notwendig halten und alle Handlungen                 take all other actions customarily the
              zu ergreifen, die ueblicherweise in der                   responsibility of an audit committee of
              Zustaendigkeit des Pruefungsausschusses                   a public company and to report on its
              einer boersenorientierten Gesellschaft                    investigations and actions to the
              liegen und ueber ihre Pruefungen und                      Supervisory Board;
              Handlungen dem Aufsichtsrat zu berichten.

--------------------------------------------------------   -------------------------------------------------------

o   geaendert durch Aufsichtsratsbeschluss vom 19.              o  amended by Supervisory Board resolution of
    August 1999:                                                   August 16, 1999:
    ,,Alle drei Mitglieder des Pruefungsauschusses werden          "All three members of the Audit Committee are
    als ,,unabhaengige Mitglieder'' im Sinne der                   considered "independent members" within the meaning
    NASDAQ-Regeln angesehen"                                       of the NASDAQ rules"
--------------------------------------------------------   -------------------------------------------------------

--------------------------------------------------------   -------------------------------------------------------
--------------------------------------------------------   -------------------------------------------------------


3.   Zur Vermeidung von Zweifeln wird darauf               3.   For the avoidance of doubt, the role of the
     hingewiesen, dass die Rolle der nach diesem                committees established under this Section shall
     Abschnitt errichteten Ausschuesse allein darin             be purely to evaluate and consider issues and to
     liegt, bestimmte Themen zu bewerten und zu                 advise the Supervisory Board accordingly and no
     untersuchen und den Aufsichtsrat entsprechend zu           committee (other than the Supervisory Board
     beraten. Kein Ausschuss (mit Ausnahme des                  itself) shall be entitled to adopt any
     Aufsichtsrates selbst) hat das Recht, Beschluesse          resolutions or take any action on behalf of the
     zu fassen oder Handlungen fuer die Gesellschaft zu         Company, provided that the Committees
     ergreifen. Die hierdurch errichteten Ausschuesse           constituted hereunder may request the
     koennen ueber den Aufsichtsrat fuer die Gesellschaft       Supervisory Board as a whole to retain advisers
     Berater beauftragen, um sich in der Durchfuehrung          on behalf of the Company in order to assist it
     von Bewertungen und der Ausschreibung von                  in conducting evaluations and / or making
     Vorschlaegen unterstuetzen zu lassen.                      recommendations.

--------------------------------------------------------   -------------------------------------------------------
o  geaendert durch Aufsichtsratsbeschluss vom 02.            o    amended by Supervisory Board resolution of
   Februar 1999                                                   Feb 2th, 1999
   Die Sitzungen der Ausschuesse sollen nach Moglichkeit          If possible, the Committee meetings shall be held on
   jeweils am selben Tag wie die Plenumssitzung, dieser           the same day as the Plenary Meeting, prior to the
   vorausgehend stattfinden. Die Einladung zu den                 latter. The Chairman of each Committee will invite
   Ausschusssitzungen erfolgt jeweils durch den                   the members to the meeting.
   Ausschussvorsitzenden.

--------------------------------------------------------   -------------------------------------------------------

                       SECTION 6                                                 SECTION 6
            SITZUNGSTEILNAHME DES VORSTANDS                  PARTICIPATION OF THE MANAGEMENT BOARD IN MEETINGS

Die Mitglieder des Vorstands nehmen an den Sitzungen           Members of the Management Board shall participate in
des Aufsichtsrates und der Ausschuesse teil, wenn der          meetings of the Supervisory Board and the Committees
Vorsitzende des Aufsichtsrats nichts anderes bestimmt.         unless the Chairman determines otherwise.


                       SECTION 7                                                 SECTION 7
                    KONFLIKTKLAUSEL                                           CONFLICT CLAUSE

Im Falle eines Konfliktes zwischen dieser                      In the event of a conflict between these Rules and
Geschaeftsordnung und der Satzung der Gesellschaft geht        the Articles, the Articles shall prevail.
die Satzung vor.



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




                       SECTION 8                                                 SECTION 8
          AENDERUNGEN DIESER GESCHAEFTSORDNUNG                      ALTERATION OF THESE STANDING ORDERS

Aenderungen dieser Geschaeftsordnung konnen vom                 Alterations of these Standing Orders can be resolved
Aufsichtsrat jederzeit mit einer Mehrheit von 2/3 der           by the Supervisory Board at any time by a majority of
abgegebenen Stimmen beschlossen werden und sollen den           2/3 of all votes cast and shall be notified to the
Vorstandsmitgliedern schriftlich mitgeteilt werden.             Directors in writing.




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